EXHIBIT 16.1

May 17, 2018

Securities and Exchange Commission

Washington, DC

We agree with the statements in the attached Form 8-K of UBL Interactive, Inc. as they relate to Thayer O’Neal Company, LLC

Respectfully,

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC